Exhibit 99.1

In the Name of Allah The Merciful, The Beneficent

Loan Agreement No. 2234

                        On this    22nd      day of        Ramadan         1431 H.

Corresponding to the      01st      day of       September      2010 G.

First party:

The Saudi Industrial Development Fund, P.O. BOX 4143, Riyadh 11149, a public financial organization, established and existing under the laws and regulations of the Kingdom of Saudi Arabia, having its office in Riyadh, Kingdom of Saudi Arabia, represented in this Loan Agreement by:

Name of Signatory:

Mr. Mohammed S. Al-Dobaib

Position : Director general – SIDF

Hereinafter referred to as “THE FUND”.

Second Party :

Al-Masane AL-Kobra Mining Company a Closed Joint Stock Co., Established and organized under the Laws and Regulations o the Kingdom of Saudi Arabia.
Address: P.O. Box 55696
Jeddah – 21544
And registered in the Commercial Registration of Jeddah
No.: (04030175345)
Date: 07-01-1429 H.
Owned by:-
Eng. Mohammed Bin Manea Bin Sulta Abalalla
Nationality: Saudi

As per:                                I.D # (1056784334)
Position:Authorized according to Board Decision dated 17/7/1432 H

Referred to hereinafter as “ THE BORROWER”.

The Loan:

The Maximum amount of the Loan: SR 330,000,000 (only Three Hundred & Thirty Million Saudi Riyals).

Drawdown Termination Date:	29-12-1432 H.

Name of the Project:	Al-Masane Al-Kobra Mining Company

Purpose of the Project:	To produce Copper & Zinc Concentrates and Gold & Silver Bullion

Location of the Project:	150 Km North of Najran

REPAYMENT
Installment No.	Date (H)	Amount (SR)
1	15-04-1434	10,000,000
2	15-10-1434	10,000,000
3	15-04-1435	15,000,000
4	15-10-1435	15,000,000
5	15-04-1436	20,000,000
6	15-10-1436	20,000,000
7	15-04-1437	25,000,000
8	15-10-1437	25,000,000
9	15-04-1438	30,000,000
10	15-10-1438	30,000,000
11	15-04-1439	30,000,000
12	15-10-1439	30,000,000
13	15-04-1440	35,000,000
14	15-10-1440	35,000,000
	Total:	SR 330,000,000

COVENANTS:

1-	Maximum Rental Sum (Annual):

SR 15,000,000  (Only Fifteen Million Saudi Riyals).

2-	Working Capital Ratio: Not Less Than:

1 (One) to 1 (One) Period: Throughout the life of the Fund’s Loan

3-	Liabilities to Tangible Net Worth Ratio: Not more than:

3 (Three) to 1 (One) Period: Throughout the life of the Fund’s Loan

4-	Maximum Dividends: Not to exceed the lower of 25% of the paid in capital or SIDF repayments in any fiscal year.

5-	Maximum Capital Expenditure (Annual):

SR 30,000,000 (Only Thirty Million Saudi Riyals).

6-	Operation Date: 1st Quarter 1432 (1st Quarter 2011 GR.)

Special Covenants:

1-
The Borrower undertakes to comply with the standard of Saudi Metrology & Quality Organization (SASO) and requirements of Presidency of Meteorology and Environment (PME) and/or any other Agency whenever there is specification applicable to the project’s products

2-	The Borrower undertakes to provide SIDF with quarterly progress reports issued by the contractors according to SIDF format.

3-	The Borrower undertakes to submit a Saudization plan as to the hiring and training of Saudi nationals with an implementation schedule acceptable to SIDF.

4-	The Borrower undertakes that dealing between the project and other related parties are to be conducted at an arms length basis.

Special Conditions:

1-	Any changes/ amendments in the approved items should receive the Fund’s prior approval before disbursement for the amended / changed items.

2-	Prior to any disbursement of the loan:

a.	The Borrower to provide evidence that whenever possible they will utilize locally available resources for he project implementation.

b.	SIDF to be satisfied with concentration plant performance guarantees.

c.	The Borrower to submit a final contract with detailed Bid Evaluation Report for the Mine pre-development work acceptable to SIDF

d.	The Borrower to provide evidence confirming Ministry of Finance approval to the repayment arrangement of its loan to the project.

3-	Prior to the disbursement of the final 50% of the loan:

a.	SIDF to be satisfied with the off-take arrangements with customers.

b.	The Borrower to appoint a project operation management team acceptable to SIDF.

c.	SIDF to be satisfied with costs and specifications of the tailing dam.

d.	The Borrower to satisfy SIDF with the operating arrangement for the underground mine, ore concentration plant and surface infrastructure facilities.

e.
The Borrower to submit the final arrangement with Jizan Port Authority for storage, handling and shipping facilities allowing for their mortgage to SIDF, transfer of use to third party and with terms acceptable to SIDF.

f.	The Borrower to satisfy SIDF with the specifications and cost of storage, handling and shipping facilities at Jizan Seaport.

g.	The Borrower to provide SIDF with the Presidency of Meteorology & Environment (PME) permit.

4-	Prior to the final 20% disbursement of the loan

a.	The Borrower to implement SIDF Industrial Safety requirements and environmental standards.

b.	The Borrower to satisfy SIDF that proper arrangements have been made with the Ministry Of Interior to procure and use explosive and toxic (Sodium Cyanide) materials

c.
The Parties have to will make and inventory over the Borrower’s Fixed Assets List and prepare a check that showing their type, description, serial number and origin; to be duly singed by both the Borrower and the Fund Credit Consultant.

NOW IT IS HEREBY AGREED AS FOLLOWS:

Clause 1.

(Firstly): The information of this agreement will be considered an integral part of it.

(Secondly): DEFINITIONS AND INTERPRETATION

(1)	The main terms used in this arrangement, will unless otherwise explicitly contradicting with the context mean:-

a.	“Business Day” means any day other than Thursday, Friday and the official holidays in Saudi Arabia.

b.	“Drawdown Period” means the period commencing on the date hereof and ending on the Drawdown Termination date (stated on page 1) both dates inclusive.

c.	“Loan” means the aggregate principal amount borrowed hereunder and for the time being outstanding.

d.	“Mortgage Note” means the Mortgage Note in the form annexed hereto (Exhibit C).

e.	“Note” or “Notes” means the Order Note or Notes executed by the Borrower delivered pursuant to the Fund pursuant to this Agreement in the form annexed hereto (Exhibit B).

f.	“Office of the Fund” means the office of the Fund in Riyadh, Saudi Arabia.

g.	“Project” means the project described in Exhibit A hereto and “Project Description” means such description in the said Exhibit A.

(2)
In this Agreement, unless the context otherwise dictates, words denoting the singular shall include the plural and vice versa, words denoting any gender shall include the other gender and the headings herein are for the purpose of reference only and shall not affect the construction hereof.

Clause 2. AGREEMENT

Upon and subject to the terms and conditions of this Agreement, the Fund agrees to lend and the Borrower agrees to borrow, an aggregate principal amount of up to but not exceeding the Maximum Loan stated on page 1. There is no obligation on the Fund’s part to disburse the entire amount of the loan unless the terms and conditions regarding disbursement have been complied with.

In this regard the Fund has the right either to suspend the loan disbursement until the Borrower fulfills the Fund’s required conditions to accept the financeable costs or to reduce the loan to the limit of such accepted costs.

Clause 3. DRAWDOWN

(1)
Disbursement will be made from time to time to compensate the Borrower for project costs incurred and paid all in accordance with the Fund’s disbursement policies. The Fund shall be satisfied that the costs incurred by the Borrower are true and valid.

(2)
The Borrower should, wherever he decides to draw a portion of the loan amount subject to the terms and conditions of this agreement, send to the Fund, five Business days before the date he propose for such a drawing, within the Draw-dawn period, a written notice, by mail, Fax or telex, valid on delivery, setting forth the amount and date proposed for such drawing.

(3)
Each drawing shall be paid by the Fund against the issue and delivery by the Borrower in favor of the Fund of a Note in an amount equal to the drawing concerned and with a maturity falling on the Drawdown Termination Date stated on page 1. Such Notes are hereinafter called “the Interim Notes”. Upon the Drawdown Termination Date each Interim Note shall be surrendered at the Office of the Fund and cancelled against issue and delivery by the Borrower in favor of the Fund of series of Notes (“the Final Notes”) which remain in the Fund’s possession with aggregate face value equal to the aggregate face value of the surrendered Interim Notes and such series of Final Notes being in amounts and with maturities corresponding precisely to the repayment installments on the Loan to become due under Clause 4 below.

Clause 4. REPAYMENT

The Borrower will repay the aggregate principal amount of the Loan outstanding at the expiration of the Drawdown Period on installments on the dates and in the amounts shown on page 2, each such payment being made against surrender of the Final Note maturing on that date, provided that the amounts so shown shall be reduced pro rata in the event that the Maximum amount of the Loan is not drawn or the Loan outstanding is reduced by one or more prepayments during the Drawdown period.

Clause 5. PREPAYMENT (PREMATURED PAYMENT)

The Borrower will repay the aggregate principal amount of the Loan outstanding at the expiration of the Drawdown Period on installments on the dates and in the amounts shown on page 2, each such payment being made against surrender of the Final Note maturing on that date, provided that the amounts so shown shall be reduced pro rata against the repayment installments referred to in Clause 4 above but such amounts prepaid after the Drawdown Period shall be applied against such installments in inverse order of maturity. Each prepayment shall be made against surrender and cancellation of such Interim or Final Notes as may be appropriate, and if the prepayment covers part only of any Note (whether Interim or Final) the Borrower shall at the time of making the payment, issue and deliver to the Fund a substitute Note for the part not so covered.

Clause 6. ENCOURAGING THE PRIVATE SECTOR

The Borrower shall, during the construction phase of the project and later during the production phase until full repayment of the Fund’s loan observe and comply with the following:

(1)	Purchase all building materials and equipment required for the project from Saudi Manufacturers whenever locally available, in accordance with offers presented and approved in the Project’s Study.

(2)	Award supervision on all or portions of construction of the project and preparation of needed technical studies to Saudi Consulting Firms, as much as if technical expertise is available at such firms.

(3)	Retain only licensed Saudi Certified Accountants to review and prepare its project’s financial statements.

Clause 7. PAYMENTS

All payments to be made by the Borrower hereunder shall be made in immediately available funds and in legal money of Saudi Arabia without any deduction or withholding whatsoever either to the Office of the Fund or (if the Fund shall from time to time so specify) to such bank account as may be so specified with direct telex telegraphic or Fax advice to the Fund.

Clause 8. CONDITIONS PRECEDENT

The obligation of the Fund to make the Loan available hereunder is subject to the conditions precedent that the Fund shall have received all of the following in the form and substance satisfactory to the Fund.

I.	At or before signing this Agreement:

A.	A copy of the Commercial Registration, Articles of Association and copy of the Industrial License for the Project or other corporate documentation of the Borrower as may be requested by the Fund;

B.	Copy of the Borrower’s resolution to enter into this Agreement and the Mortgage Note;

C.	Copies of all relevant agreements and documents necessary for signing this agreement and mortgage Deed.

II.	At the time of submitting first request disbursement under Clause 3-1 above.

A.
The original of the Mortgage Note duly executed by the Borrower together with evidence that the Mortgage Note has been notarized and recorded with a Notary Public and that the title deeds or documents of any land concerned with the Project have been deposited with the Fund or its nominee;

B.	Such other information and documents including financial information concerning the Borrower and/or the Project as the Fund may request.

III.	At the time of submitting subsequent disbursement requests:-

The Borrower shall represent, warrant and agree to and with the Fund that:-

A.
The representations and warranties set out in Clause 9 below are true and accurate at that time as if made at that time; and undertakes to submit the original documents thereof if requested for identification and;

B.
No event of default as specified in Clause 11 below or event which with the giving of notice, lapse of time or other conditions would constitute such an event of default has occurred and is continuing or would result from the drawing then proposed to be made;

C.	The Borrower shall present to the Fund with such evidence as the Fund deems satisfactory of project expenditures.

IV.	All requirements of the special conditions mentioned in the preamble shall be satisfied at the specific date limited in such conditions.

Clause 9. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

The Borrower hereby represents and warrants to and agrees with the Fund as follows:-

(1)
The Firm is established and registered as shown on the introduction and the Borrower has the corporate power for, has taken all corporate action necessary and received all governmental permits necessary to authorize and operate the Project and for entry into and performance of this Agreement, that the Order Notes, the Mortgage Note and such other documents constitute legally valid and binding obligations of the Borrower and enforceable against it in accordance with their terms;

(2)	Operate the Project in accordance with the plans and specifications contained or referred to in the Project Description and the proceeds of the Loan shall be used exclusively for the Project;

(3)	The execution, delivery and performance of this Agreement, the Order Notes and the Mortgage Deed by the Borrower will not conflict with any legal or contractual obligation of the Borrower;

(4)
The Borrower is not in default under any contractual obligations relating to the project and no event which, in association with the giving of notice, lapse of time or other conditions, would constitute such a default as aforesaid and no litigation, arbitration or administrative proceedings are presently current or pending or, to the knowledge of the Borrower acquaint and;

(5)
All information concerning the Borrower and the project introduced to the Fund are true and correct and the Borrower is not aware of any facts, matter or thing which ought to be disclosed to the Fund or which if disclosed to the Fund might materially affect the decision of the Fund to make the Loan.

(6)
The Fund may disclose and exchange my personal data to/with any other party recognized by the Saudi Arabian Monetary Agency (SAMA), including SAMA itself, and permit such parties to circulate such information with any other parties as authorized under the Saudi Arabian Laws and Regulations.

Clause 10. COVENANTS

So long as the Loan shall remain outstanding or any other amount shall remain payable hereunder the Borrower covenants and agrees that unless the Fund shall have first otherwise consented in writing:-

(1)	Furnishing Financial Statements

The Borrower shall furnish to the Fund (a) as soon as possible, but in no event later than 90 days after the end of its financial year, a balance sheet of the Borrower as at the end of such year together with a profit and loss account of the Borrower covering such year and such balance sheet and profit and loss account shall be certified by independent auditors selected by the Borrower and satisfactory to the Fund; (b) within 30 days after the end of each period of three months from the date hereof, interim financial statements including a statement of the application of all amounts disbursed by the Fund; (c) forthwith upon request from the Fund such further financial and other information and documents concerning the affairs and financial conditions of the project or the Borrower as the Borrower as the Fund may from time to time request.

(2)	Access to Books and Inspection

The Borrower shall keep proper books of record and account, and upon request of the Fund shall give any representative or agent of the Fund full and free access during normal business hours to examine, audit and make copies of and take extracts from all or any of its books, records, contracts and other documents and to inspect the Project and its site and any other properties or assets of the Project.

(3)	Supplemental Mortgages

The Borrower shall execute further mortgages over the property comprised in the Mortgage Note from time to time as required by the Fund;

(4)	Maintenance of, Operations, Compliance with Laws

The Borrower shall (a) maintain and keep in force its Commercial Registration and the Industrial License for the Project and shall obtain and maintain all authorizations, required in relation to the Project and/or in relation to the making and performance of this Agreement, the Order Notes and the Mortgage Deed (b) not carry on any business or activity contradicting with the Project (c) observe and comply with all laws, regulations, orders, decrees and directives of any governmental authority, agency or court having jurisdiction over the Borrower or its property or assets.

(5)	Litigations

The Borrower shall forthwith notify the Fund in writing and thereafter keep the Fund fully informed of any litigation, arbitration or administrative proceedings;

(6)	Taxes – azakat

The Borrower shall pay and discharge any and all taxes assessments and governmental charges or levies relevant to the project and imposed upon it or its property or assets, prior to the dates on which penalties would otherwise attach thereto;

(7)	Insurance

The Borrower shall take out and maintain at its own expense with insurers acceptable to the Fund such insurance’s in such amounts against such risks and with only such restrictions and exclusions as may be satisfactory to the Fund. The policies relating to the said insurance’s shall contain or be endorsed with loss payee clauses in favor of the Fund if so requested by the Fund and such policies together with the premium receipts and any insurance certificates shall on demand be available for the Fund to inspect and take copies. In the event of any sums of money being received under any insurance in respect of any of the property and assets of the Borrower such sums shall be applied in replacing, restoring or reinstating the property or assets destroyed or damaged unless the Fund otherwise direct in writing.

(8)	Rentals

The Borrower shall not incur obligations in respect of leases or rents requiring expenditures during any financial year of the Borrower aggregating to more than the Maximum Rental Sum stated on the introduction;

(9)	Over obligation

The Borrower shall not (other than as provided in the Mortgage Deed and unless otherwise consented to by the Fund) create, incur or suffer the existence of any mortgage, charge, lien, pledge or other encumbrance on any of its property, revenue or assets now owned or hereafter acquired;

(10) Merger

The Borrower shall not unless otherwise consented to by the Fund (a) merge or consolidate with or into any person or corporation (b) sell, lease, transfer or otherwise dispose of (whether by a single transaction or by a number of transactions, whether independent or consolidated) the whole or a substantial part of its project or (except in the ordinary course of trading) its assets whether now owned or hereafter acquired; or (c) acquire or assume all or substantially all of the assets and/or liabilities of any person or corporate;

(11) Substantial Changes

The Borrower shall not make any substantial change in the Project as described in the Project Description without the written consent of the Fund;

(12) Working Capital

The Borrower shall at all times after the commencement of the commercial operation of the Project maintain a ratio of current Assets of the Borrower to Current Liabilities of the Borrower of not less than the Working Capital Ratio stated on the introduction. For this purpose “Current Assets” and “Current Liabilities” shall be determined in accordance with generally accepted accounting principles and practices consistently applied but also include any principal repayments on any indebtedness for borrowed money becoming due within 12 (twelve) months of the date when the accounts should be made (including repayments in respect of the Loan);

(13) Total Liabilities to Tangible Net worth Ration

The Borrower shall at all times after the commencement of the commercial operation of the Project, maintain a ratio of Total Liabilities of the Borrower to Tangible Net Worth of the Borrower of no more than Leverage Ratio stated on the introduction. For this purpose “Total Liabilities” shall mean all liabilities of the Borrower which would, in accordance with generally accepted accounting principles consistently applied, be classified as liabilities but specifically including full provision for all contingent liabilities but excluding any indebtedness of the Borrower subordinated in a manner satisfactory to the Fund. Also for this purpose “Tangible Net Worth” which shall be ascertained in accordance with generally accepted accounting principles consistently applied shall mean the current amount for the time being of the paid up share capital of the Borrower plus or minus the current amount represents balance of the Reserve Accounts and Profit and Loss Account of the Borrower minus any amount attributable to goodwill or other intangible assets or to the revaluation of assets;

(14) Dividends & other distributions

Dividends will be distributed after deducting the accumulated losses but the Borrower shall not declare, pay or make any dividend or other distributions of a similar nature to its shareholders in the following cases:-

(A) If an event of default as specified in Clause 11 below or event which with the giving of notice, lapse of time or other conditions would constitute such an event of default has occurred and is continuing; or

(B) Prior to the first maturity under Clause 4 above of a Final Order Note; or

(C) If and to the extent that the aggregate amount of all such payments, dividends and distributions in relation to any financial year of the Borrower (the “Relevant Year”) exceeds the aggregate of (1) the Maximum Dividend percentage (stated on the introduction) of the paid up share capital of the Borrower at the end of its preceding financial year and (2) an amount equal to any prepayment made to the Fund in the Relevant Year under Clause 5 above;

(15) Capital Expenditure

The capital expenditures by the Borrower in any financial year after the year in which commercial operation of the Project commences shall not exceed the Maximum Capital Expenditure stated on the introduction;

(16) Management

The Borrower will at all times maintain management level acceptable to the Fund.

(17) Change of Entity or Proprietorship

No change in the legal entity of the Borrower or the persons constituting the Borrower shall occur without the prior written consent of the Fund.

Clause 11. EVENTS OF DEFAULT

The Borrower will be considered defaulting, If any of the following events set forth hereinafter shall occur, and any of them will be deemed as an “event of default”:-

(1) Default by the Borrower in the payment, when due, of any principal in respect of the Loan or the Order Notes or other amount payable hereunder;

(2) Default by the Borrower in the performance of observance of any provisions contained herein or in the Order Notes (not being a default within paragraph (1) of the Clause) or in the Mortgage Note, provided that in any such case in which the default is in the opinion of the Fund liable to prompt remedy but not have been remedied within a period of 30 (thirty) days after notice to the Borrower requiring such remedy;

(3) Any presentation or warranty made by the Borrower hereunder or in the Order Notes or the Mortgage Note or in any statement or certificate furnished pursuant to this loan Agreement or these documents shall prove to have been incorrect in any material respect;

(4) Any indebtedness for money borrowed or for a deferred purchase price of property for which the Borrower is or may become liable, as principal obligor, guarantor or otherwise, becomes due and payable or is liable of being declared due and payable prior to its stated maturity or any such indebtedness not paid on the stated maturity or at the expiration of any applicable grace period therefore;

(5) The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself, or of its property; (b) be unable, or admit in writing its inability to pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) be adjudicated as bankrupt or insolvent; or (e) have a liquidator or other guardian of the Borrower appointed; (f) file a voluntary petition in bankruptcy; or (g) the Borrower ceases individually or collectively to be partner or sole proprietor as the case may be without the consent of the Fund, such consent not to be unreasonably withheld;

(6) The Project shall be abandoned at any time or commercial operation of the Project shall not commence prior to the Operation Date stated on the introduction;

Therefore, and in any such event, the Fund may, immediately terminate its obligations of the Fund hereunder, by Mail, Cable, Telex, or Facsimile Notice to the Borrower, declaring the Loan hereunder and under the Order Notes (to be forthwith) payable by the Borrower, whereupon all other amounts matured under this agreement and other related documents shall be forthwith due and payable, without need to further demand, to the Borrower or before any competent authority, protest or other notice whatsoever, as all of claim these are hereby waived by the Borrower.

Clause 12. JURISDICTION AND APPLICABLE LAW

This agreement, the Order Notes and the Mortgage Deed are subject to, governed by and shall be construed in accordance with both the substantive and procedural laws and regulations of the Kingdom of Saudi Arabia. The Saudi courts of justice shall be the only competent courts to deal with any question arising from this Agreement, the Order Notes or the Mortgage Deed; except on occurrence of any of the events of default provided in Clause 11 herein where the Fund shall collect the amount of the loan pursuant to the “Public Funds Collection Act” and the preceding and subsequent amendments thereto or any other Regulations as may be decided by the Fund”.

Clause 13. MISCELLANEOUS

(1) No failure on the part of the Fund to exercise, and no delay in exercising or partial exercise of, any right hereunder or under the Order Notes or the Mortgage Note shall operate as a waiver thereof. The remedies provided herein and therein are cumulative and not exclusive of any remedies provided by law or regulation.

(2) Except as otherwise specified herein, all notices, requests and demands shall be deemed to have been sufficiently given to or made upon either party hereto by the other party when sent by mail, full postage prepaid, addressed to such party at its address set forth above or at such other address with notified to the other party for the purpose of this paragraph.

(3) The Borrower herby expressly consents and agrees that the books and records of the Fund (in addition to the executed outstanding Order Notes) shall at all times be conclusive evidence of the facts and matters stated therein with regard to the Loan.

(4) If any payment to be made by the Borrower shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(5) This Agreement shall be binding upon and shall exist for the benefit of the parties hereto and that of their respective heirs, successors and assigns, provided that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Fund.

(6) The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery and enforcement of this Agreement, the Order Notes and the Mortgage Deed including without limitation the performance of the Mortgage Deed and the furnishing of such documents, as the Fund may reasonably request.

(7) In the event of conflict between the Arabic and English versions of this Agreement, the Order Notes or the Mortgage Note the Arabic version shall in all cases prevail but the English version shall be used to assist in any interpretation.

EXHIBIT A

(Project Description)

Al-Masne Al-Kobra Mining Company

The Borrower aims to produce Copper & Zinc Concentrates and Gold Silver Bullion according to Annual Licensed capacity Copper Concentrates 34,000 tons, Zinc Concentrates 45,000 tons, Gold Bullion 7,600 Onus and Silver Bullion of 193,000 Onus. The project is on a piece of Land 44KmM2  located about 150 Km North of Najran City (area called Al-Masane)

The estimated cost of the project is as follows:

Items:		Saudi Riyals
Financeable costs
Previous Works related to mine testing updating & infrastructure		142,914,000
Building & Civil Works		192,566,000
Loss prevention		6,000,000
Machinery & Equipment		395,381,000
Vehicles		4,425,000
Furniture & office Equipment		8,310,000
Pre-Operating Expenses		21,750,000
Funded Working Capital		23,309,000
Contingencies		18,199,000
SIDF Evaluation Cost		25,000,000
	Sub Total	838,854,000
Non-Financeable Cost:
SIDF Evaluation cost	(25,000,000)
Excess Cost Over Financeable Cost	(177,000,000)	__________
	TOTAL PROJECT COST:	660,000,000

Sources Of Finance
SIDF Loan		330,000,000
Equity		450,000,000
Ministry of Finance Loan		41,250,000
Bank Loan		17,604,000
	Total Sources	838,854,000

For Mortgage Note:   (See The Arabic version of this Loan Agreement)

EXHIBIT B

Form of Order Notes

Only S.R……… for value received, the
undersigned, having authority to
represent and sign for …….. established
on ……… H. and registered at the
Commercial Register in …….. hereby
unconditionally undertakes to pay,
on ………, to The Saudi Industrial
Development Fund, or the order of, in
the city of Riyadh, the sum indicated
herein above of……. in Saudi Arabian
legal tender, recourse without protest
or charges.

Signed in the city of Riyadh on this …….
day of …….. H., corresponding to the
……. day of …….. A.D.

             Witness

             (signature)………………………………………………
             (Name)……………………………………………………
             (Title)………………………………………………………

             Witness

            (Signature)……………………………………………..
            (Name)……………………………………………………
            (Address)…………………………………………………

FUND’S SIGNATURE

Signature:/s/Mohammed s. Al-Dobaib
Name of
Signatory:     Mr. Mohammed S. Al-Dobaib
Position:        Director General – SIDF

BORROWER:

Signature: /s/ Mohammed Bin Manea Bin Sultan Abalalla
Name of
Signatory:          Eng. Mohammed Bin Manea Bin Sultan Abalalla
Nationality:      Saudi
As per:                I.D# (1056784334)
Position:                        Authorized according to Board Decision dated 17/7/1432 H

WITNESSES

WITNESS:                                                                                                WITNESS:

Signature: signed in Arabic                                                                              Signature: signed in Arabic

Name: in Arabic                                                                                                  Name: in Arabic

Address: written in Arabic                                                                               Address: written in Arabic